UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2014 (June 11, 2014)

AXION INTERNATIONAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-13111 (Commission File Number)	84-0846389 (IRS Employer Identification No.)

4005 All American Way, Zanesville, Ohio (Address of principal executive offices)	43701 (Zip Code)

Registrant’s telephone number, including area code: (740) 452-2500

180 South Street, Suite 104, New Providence, New Jersey

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03	Creation of a Direct Financial Obligation.

On June 11, 2014, MLTM Lending, LLC (“MLTM”) and Samuel Rose (“Rose”) each loaned Axion International Holdings, Inc. (the “Company”) an aggregate principal amount of $1,000,000 and on June 13, 2014, Allen Kronstadt (“Kronstadt”) loaned the Company a principal amount of $500,000. In consideration of such loans, the Company issued its convertible promissory notes (the “Convertible Notes”) to MLTM, Kronstadt and Rose, each of which, in the event the shares of the Company’s common stock, no par value (the “Common Stock”) are listed on a U.S. based stock exchange, shall automatically convert into Common Stock in accordance with the calculations provided therein.

The Convertible Notes, including all outstanding principal and accrued and unpaid interest, are due and payable on the earlier of five years from their issuance date or upon the occurrence of an Event of Default (as defined in the Convertible Notes). The Company may prepay the Convertible Notes, in whole or in part, upon the consent of the holders thereof. Interest accrues on the Convertible Notes at a rate of 8.0% per annum, payable in arrears on the date the Convertible Notes are repaid or prepaid in full.

The foregoing summary provides only a brief description of the Convertible Notes. The summary does not purport to be complete and is qualified in its entirety by the full text of the Convertible Notes. A form of Convertible Note is attached hereto as Exhibit 4.1.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

4.1	Form of Convertible Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 17, 2014	AXION INTERNATIONAL HOLDINGS, INC.

	By:	/s/ Donald W. Fallon
Donald W. Fallon Chief Financial Officer